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                            OFFER TO TENDER FOR EXCHANGE
                        13 1/2% FIRST MORTGAGE NOTES DUE 2006
                             FOR ALL OF THE OUTSTANDING
                  13 1/2% FIRST MORTGAGE BONDS DUE DECEMBER 1, 1998
                              AND CONSENT SOLICITATION
                                         OF
                               PIONEER FINANCE CORP.


To Registered Holders:

     We are enclosing herewith the material listed below relating to the offer (the "Exchange Offer") by Pioneer Finance Corp., a Nevada corporation (the "Company"), to exchange its 13 1/2% First Mortgage Bonds due December 1, 1998 (the "Old Notes") for a principal amount of its 13 1/2% First Mortgage Notes due December 1, 2006 (the "New Notes") equal to the principal amount of the Old Notes tendered and not withdrawn, less the principal amount of tendered Old Notes repurchased by the Company as described in the Offering Circular and Consent Solicitation Statement, dated October 23, 1998 (as it may be supplemented and amended from time to time, the "Joint Offering Circular/Consent Solicitation Statement"), and the Solicitation of Consents to the Proposed Consents, upon the terms and subject to the conditions set forth in the Joint Offering Circular/Consent Solicitation Statement, and the related Letter of Transmittal and Consent Form.

     Capitalized terms used without definition herein shall have the meanings assigned to them in the Joint Offering Circular/Consent Solicitation Statement.

     The Exchange Offer is conditioned upon, among other things, 100% of the outstanding principal amount of Old Notes being properly tendered for exchange and not withdrawn (the "Minimum Condition"). See "The Exchange Offer--Conditions of the Exchange Offer" in the Joint Offering Circular/Consent Solicitation Statement. The Consents will not become effective unless the Exchange Offer is not consummated and the Company receives and accepts valid Consents with respect to at least $47 million principal amount of Old Notes.

     Enclosed herewith for your information and forwarding to your clients for whose accounts you hold Old Notes registered in your name or the name of your nominee are copies of the following documents:

     1. The Offering Circular and Consent Solicitation Statement dated October 23, 1998 (the "Joint Offering Circular/Consent Solicitation Statement");

     2. The Letter of Transmittal and Consent Form to tender Old Notes for exchange and to consent to the Proposed Consents (for your use and for the information of your clients). Facsimile copies of the Letter of Transmittal and Consent Form may be used to tender Old Notes for exchange and to consent to the Proposed Consents;

     3. A Notice of Guaranteed Delivery, to be used to accept the Exchange Offer and/or to consent to the Proposed Consents if Old Notes and all other required documents cannot be delivered to IBJ Schroder Bank and Trust Company (the "Exchange/Solicitation Agent") by the Exchange Expiration Date and/or the Solicitation Expiration Date, or the book-entry transfer of such Old Notes cannot be completed by the Exchange Expiration Date or the Solicitation Expiration Date;

     4. A form of letter which may be sent to your clients for whose accounts you hold Old Notes in your name or in the name of your nominee with an accompanying instruction form for obtaining such clients' instructions with regard to the Exchange Offer and the Solicitation;

     5. A letter from the Company regarding the Exchange Offer and the Solicitation that may be sent to your clients; and

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     6.   Guidelines for Certification of Taxpayer Identification Number on
          Substitute Form W-9.

YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS PROMPTLY. PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, NOVEMBER 20, 1998, UNLESS EXTENDED AND THAT THE SOLICITATION WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, NOVEMBER 20, 1998, UNLESS EXTENDED.

IMPORTANT: DTC PARTICIPANTS MAY ELECTRONICALLY TRANSMIT THEIR ACCEPTANCE OF THE EXCHANGE OFFER IN ACCORDANCE WITH DTC'S ATOP PROCEDURES FOR TRANSFER. ALTERNATIVELY, THE LETTER OF TRANSMITTAL AND CONSENT FORM (OR A MANUALLY SIGNED FACSIMILE THEREOF), TOGETHER WITH THE OLD NOTES AND ALL OTHER REQUIRED DOCUMENTS, MUST BE RECEIVED BY THE EXCHANGE/SOLICITATION AGENT PRIOR TO THE EXPIRATION DATE.

     In order to exchange Old Notes pursuant to the Exchange Offer and/or the consent to the Proposed Consents and deliver Old Notes relating thereto, a duly executed and properly completed Letter of Transmittal and Consent Form and any required signature guarantees should be sent to the Exchange/Solicitation Agent, and certificates representing the tendered Old Notes (or confirmation of a book-entry transfer) should be delivered to the Exchange/Solicitation Agent, all in accordance with the instructions set forth in the Letter of Transmittal and Consent Form and the Joint Offering Circular/Consent Solicitation Statement.

     The Company will, upon request, reimburse brokers, dealers, commercial banks, trust companies and other nominees for reasonable and customary mailing and handling expenses incurred by them in forwarding material to their customers. The Company will pay or cause to be paid all transfer taxes, if any, with respect to the transfer of any Old Notes to it pursuant to the Exchange Offer, except as otherwise provided in Part A Instruction 7 of the Letter of Transmittal and Consent Form.

     Any inquiries you may have with respect to the Exchange Offer and the Solicitation should be addressed to, and additional copies of the enclosed materials may be obtained from, the Exchange/Solicitation Agent, at the address and telephone number contained in the Joint Offering Circular/Consent Solicitation Statement.

                              Very truly yours,



                              PIONEER FINANCE CORP.


NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS IS INTENDED TO CONSTITUTE YOU OR ANY PERSON THE AGENT OF THE COMPANY OR IBJ SCHRODER BANK AND TRUST COMPANY OR ANY OF THEIR RESPECTIVE AFFILIATES, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENT ON THEIR BEHALF OTHER THAN STATEMENTS EXPRESSLY MADE IN THE JOINT OFFERING CIRCULAR/CONSENT SOLICITATION STATEMENT OR THE LETTER OF TRANSMITTAL AND CONSENT FORM OR USE ANY DOCUMENTS IN CONNECTION WITH THE EXCHANGE OFFER OR THE SOLICITATION OTHER THAN FOR THE PURPOSES DESCRIBED HEREIN.

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               INSTRUCTION TO REGISTERED HOLDER FROM BENEFICIAL OWNER
                                         OF
                  13 1/2% FIRST MORTGAGE BONDS DUE DECEMBER 1, 1998
                                         OF
                               PIONEER FINANCE CORP.

To Registered Holder:

     The undersigned hereby acknowledges receipt of the Offering Circular and Consent Solicitation Statement dated October 23, 1998 (as the same may be amended or supplemented, the "Joint Offering Circular/Consent Solicitation Statement") and the accompanying Letter of Transmittal and Consent Form (the "Letter of Transmittal and Consent Form"), which together constitute the offer (the "Exchange Offer") by Pioneer Finance Corp., a Nevada corporation (the "Company"), upon the terms and subject to the conditions set forth in the Joint Offering Circular/Consent Solicitation Statement and the accompanying Letter of Transmittal and Consent Form to exchange a principal amount of its 13 1/2% First Mortgage Notes due December 1, 2006 (together with the PIK Notes, as defined in the Joint Offering Circular/Consent Solicitation Statement, the "New Notes") equal to the principal amount of all its outstanding 13 1/2% First Mortgage Bonds due December 1, 1998 (the "Old Notes"), less the principal amount of Old Notes repurchased by the Company, as described in the Joint Offering Circular/Consent Solicitation Statement under the caption "The Exchange
Offer - Repurchase of Old Notes," and the Solicitation of Consents to the Proposed Consents.

     Capitalized terms used herein without definition shall have the meaning assigned to them in the Joint Offering Circular/Consent Solicitation Statement.

     This will instruct you, the registered holder, as to the action to be taken by you relating to the Exchange Offer and the Solicitation with respect to the Old Notes held by you for the account of the undersigned.

     The aggregate face amount of the Old Notes held by you for the account of the undersigned is (fill in amount):

          $___________ of 13 1/2% First Mortgage Bonds due December 1, 1998.

     A. With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

          / / To TENDER the following Old Notes held by you for the account of the undersigned (insert principal amount of Old Notes to be tendered (if any)):

               $___________ 13 1/2% First Mortgage Bonds due December 1, 1998.

          / / NOT to TENDER any Old Notes held by you for the account of the undersigned.

     B. With respect to the Solicitation, the undersigned hereby instructs you (check appropriate box):

          / / To CONSENT to the Proposed Consents with respect to the following Old Notes held by you for the account of the undersigned (insert principal amount of Old Notes with respect to which Consents are delivered (if any)):

               $__________ 13 1/2% First Mortgage Bonds due December 1, 1998.

          / /  NOT to CONSENT to the Proposed Consents.


            --------------------------------------------------------------
                                      SIGN HERE

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Name of beneficial owner(s) (please print): ___________________________________

Signature(s): _________________________________________________________________

Address: ______________________________________________________________________


Telephone Number: _____________________________________________________________

Taxpayer identification or Social Security Number:_____________________________

_______________________________________________________________________________

Date: _________________________________________________________________________